Exhibit 5.1

April 26, 2021

PQ Group Holdings Inc.

300 Lindenwood Drive

Valleybrooke Corporate Center

Malvern, Pennsylvania 19355

Re: PQ Group Holdings Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to PQ Group Holdings Inc., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), by certain stockholders of the Company to be named in a prospectus supplement to the prospectus included in the Registration Statement. The shares of Common Stock to be registered pursuant to the Registration Statement (the “Shares”) may be offered and sold from time to time, on a delayed or continuous basis, by the selling stockholders pursuant to Rule 415 under the Securities Act, at prices and on terms that will be determined at the time of the offering.

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that when the Shares are identified in a prospectus supplement to the prospectus included in the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP